EXECUTION COPY

AMENDED AND RESTATED
SUBSIDIARY GUARANTY

     THIS AMENDED AND RESTATED SUBSIDIARY GUARANTY (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”) is made as of April 23, 2012, by each of the undersigned (the “Initial Guarantors”, and together with any additional Subsidiaries which become parties to this Guaranty by executing a Supplement hereto in the form attached hereto as Annex I, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., as the Administrative Agent for the benefit of itself, the Lenders and the other Holders of Secured Obligations (in each case, under the “Credit Agreement” described below) (in such capacity, the “Administrative Agent”). Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

WITNESSETH:

     WHEREAS, Meritor, Inc., an Indiana corporation (formerly known as ArvinMeritor, Inc.) (the “Company”), is party to that certain Credit Agreement, dated as of June 23, 2006 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among the Company, ArvinMeritor Finance Ireland Ltd., a company organized under the laws of Ireland (the “Subsidiary Borrower” and, together with the Company, the “Borrowers”), the financial institutions from time to time parties thereto as Lenders (the “Lenders”) and the Administrative Agent;

     WHEREAS, in connection with the Existing Credit Agreement each of the Initial Guarantors (including as successors by merger or otherwise) entered into that certain Subsidiary Guaranty, dated as of June 23, 2006 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Guaranty”), in favor of JPMorgan Chase Bank, N.A., as “Administrative Agent”, for the benefit of the “Lenders”, to guaranty the repayment of the Secured Obligations under the Existing Credit Agreement;

     WHEREAS, the Borrowers, the Lenders and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement pursuant to that certain Amendment and Restatement Agreement dated as of the date hereof and the Amended and Restated Credit Agreement dated as of the date hereof (as same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), which Credit Agreement, among other things, re-evidences the Borrowers’ outstanding obligations under the Existing Credit Agreement and provides, subject to the terms and conditions thereof, for future extensions from time to time of credit and other financial accommodations to be made by the Lenders to or for the benefit of the Borrowers;

     WHEREAS, each Initial Guarantor wishes to affirm its obligations under the terms of the Existing Guaranty and wishes to amend and restate the terms of the Existing Guaranty;

     WHEREAS, it is a condition precedent to the extensions of credit by the Lenders under the Credit Agreement that each of the “Subsidiary Guarantors” (under and as defined in the Credit Agreement, and constituting all Domestic Subsidiaries and Special Foreign Subsidiaries of the Company required to execute a Guaranty pursuant to Section 7.2(K)(i) of the Credit Agreement) execute and deliver a Guaranty, whereby each of the Subsidiary Guarantors, without limitation and with full recourse, shall guarantee the payment when due of (i) all Obligations, including, without limitation, all principal, interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Borrowers under the Credit Agreement or the other Loan Documents, and (ii) all Hedging Obligations and Treasury Obligations of the Company and the Domestic Subsidiary Guarantors owing to any Lender or any Affiliate of any Lender and (iii) all Foreign Obligations owing to any Lender or any Affiliate of any Lender (all of the obligations described in the foregoing clauses (i), (ii) and (iii), the “Guaranteed Obligations”) (all Loan Documents, all agreements evidencing such Hedging Obligations, Treasury Obligations and Foreign Obligations and all Treasury Agreements being referred to herein collectively as the “Transaction Documents”); and

     WHEREAS, in consideration of the direct and indirect financial and other support that the Borrowers have provided, and such direct and indirect financial and other support and benefits as the Borrowers may in the future provide, to the Guarantors, and in consideration of the increased ability of each Guarantor that is a Subsidiary of the Borrowers to receive funds through contributions to capital, and for each Guarantor to receive funds through intercompany advances or otherwise, from funds provided to the Borrowers pursuant to the Credit Agreement and the flexibility provided by the Credit Agreement for each Guarantor to do so which significantly facilitates the business operations of the Borrowers and each Guarantor and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement and to continue to make the Loans and other financial accommodations to the Borrower described therein, each of the Guarantors is willing to guarantee the Obligations under the Credit Agreement and the other Transaction Documents;

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Representations, Warranties and Covenants. In order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to continue to make the Loans and the other financial accommodations to the Borrowers and to issue the Letters of Credit described in the Credit Agreement, each of the Guarantors represents and warrants to each Lender and the Administrative Agent as of the date of this Guaranty, giving effect to the consummation of the transactions contemplated by the Transaction Documents on the Closing Date (which representations and warranties shall be deemed to have been renewed on each date the representations and warranties set forth in Article VI of the Credit Agreement are made as required by Section 5.2 thereof):

     (a) It is a corporation, partnership, limited liability company or other organization duly incorporated or organized, validly existing and in good standing (in jurisdictions where applicable) under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted and where the failure to be in good standing or authorized to conduct business would have a Material Adverse Effect.

     (b) It has the corporate or other power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate, partnership or limited liability company proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

     (c) Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Guarantor or such Guarantor’s articles of incorporation or by-laws or comparable constitutive documents or the provisions of any indenture, instrument or agreement to which such Guarantor is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than any Lien permitted by Section 7.3(F) of the Credit Agreement) in, of or on the Property of such Guarantor pursuant to the terms of any such indenture, instrument or agreement, except for any such violation, conflict or default as would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority, or any other third party, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty, except for those which have been obtained.

     In addition to the foregoing, each of the Guarantors covenants that, until all Termination Conditions have been satisfied, it will fully comply with those covenants and agreements of the Borrower applicable to such Guarantor set forth in the Credit Agreement.

     Section 2. The Guaranty. Each of the Guarantors hereby irrevocably and unconditionally guarantees, jointly and severally with the other Guarantors, the full and punctual payment and performance when due (whether at stated maturity, upon acceleration or otherwise) of the Guaranteed Obligations, including, without limitation, (i) the principal of and interest on each Advance made to the Borrowers pursuant to the Credit Agreement, (ii) any Reimbursement Obligations of the Borrowers or the performance by the Borrowers of such Reimbursement Obligations, (iii) all other amounts payable by the Borrowers, the Domestic Subsidiary Guarantors and the Foreign Subsidiaries under the Credit Agreement and the other Transaction Documents, and (iv) the punctual and faithful performance, keeping, observance, and fulfillment by the Borrowers, the Domestic Subsidiary Guarantors and the Foreign Subsidiaries of all of the agreements, conditions, covenants, and obligations of the Borrowers, the Domestic Subsidiary Guarantors and the Foreign Subsidiaries contained in the Transaction Documents. Upon failure by any Borrower, any Domestic Subsidiary Guarantor or any Foreign Subsidiary to pay punctually any such amount or perform such obligation, each of the Guarantors agrees that it shall forthwith on demand pay such amount or perform such obligation at the place and in the manner specified in the Credit Agreement or the relevant Transaction Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

     Section 3. Guaranty Unconditional. The obligations of each Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (i) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

     (ii) any modification or amendment of or supplement to the Credit Agreement or any other Transaction Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations guaranteed hereby;

     (iii) any change in the corporate, partnership, limited liability company or other existence, structure or ownership of any Borrower, such Guarantor or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower, such Guarantor or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of any Borrower, such Guarantor or any other guarantor of any of the Guaranteed Obligations;

     (iv) the existence of any claim, setoff or other rights which the Guarantors may have at any time against any Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Holder of Secured Obligations or any other Person, whether in connection herewith or in connection with any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (v) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the collateral, if any, securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Borrower, such Guarantor or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any Transaction Document or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment of any of the Guaranteed Obligations by any Borrower, such Guarantor or any other guarantor of the Guaranteed Obligations;

     (vi) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

     (vii) the election by, or on behalf of, any one or more of the Holders of Secured Obligations, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (or any successor statute, the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;

     (viii) any borrowing or grant of a security interest by any Borrower, such Guarantor or any other guarantor of the Guaranteed Obligations as debtor-in-possession, under Section 364 of the Bankruptcy Code;

     (ix) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Holders of Secured Obligations or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

     (x) the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof;

     (xi) any other act or omission to act or delay of any kind by any Borrower, such Guarantor, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Holder of Secured Obligations or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 3, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this Guaranty; or

     (xii) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations.

     Section 4. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. Subject to any prior release herefrom of any Guarantor by the Administrative Agent in accordance with (and pursuant to authority granted to the Administrative Agent under) the terms of the Credit Agreement, each Guarantor’s obligations hereunder shall remain in full force and effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash and the Revolving Loan Commitments, the Term Loan Commitments, the Swing Line Commitment and all Letters of Credit issued under the Credit Agreement (and obligations to issue the same) shall have terminated or expired (or such Letters of Credit are fully collateralized on terms acceptable to the Administrative Agent), and all other financing arrangements among the Borrowers or any Guarantor and the Holders of Secured Obligations under or in connection with the Credit Agreement and each other Loan Document shall have terminated (herein, the “Termination Conditions”), and until the prior and complete satisfaction of the Termination Conditions all of the rights and remedies under this Agreement and the other Transaction Documents shall survive. If at any time any payment of the principal of or interest on any Advance or Reimbursement Obligation or any other amount payable by any Borrower or any other party under the Credit Agreement or any other Transaction Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. The parties hereto acknowledge and agree that each of the Guaranteed Obligations shall be due and payable in the same currency as such Guaranteed Obligation is denominated, but if currency control or exchange regulations are imposed in the country which issues such currency with the result that such currency (the “Original Currency”) no longer exists or the relevant Guarantor is not able to make payment in such Original Currency, then all payments to be made by such Guarantor hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of payment) of such payment due, it being the intention of the parties hereto that each Guarantor takes all risks of the imposition of any such currency control or exchange regulations.

     Section 5. General Waivers; Additional Waivers.

     (a) General Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, such Guarantor, any other guarantor of the Guaranteed Obligations or any other Person.

     (b) Additional Waivers. Notwithstanding anything herein to the contrary, each of the Guarantors hereby absolutely, unconditionally, knowingly, and expressly waives:

     (i) any right it may have to revoke this Guaranty as to future indebtedness or notice of acceptance hereof;

     (ii) (A) notice of acceptance hereof; (B) notice of any Loans, Letters of Credit or other financial accommodations made or extended under the Transaction Documents or the creation or existence of any Guaranteed Obligations; (C) notice of the amount of the Guaranteed Obligations, subject, however, to each Guarantor’s right to make inquiry of the Administrative Agent and the Holders of Secured Obligations to ascertain the amount of the Guaranteed Obligations at any reasonable time; (D) notice of any adverse change in the financial condition of any Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (E) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Transaction Documents; (F) notice of any Unmatured Default or Default; and (G) all other notices (except if such notice is specifically required to be given to such Guarantor hereunder or under the Transaction Documents) and demands to which each Guarantor might otherwise be entitled;

     (iii) its right, if any, to require the Administrative Agent and the Holders of Secured Obligations to institute suit against, or to exhaust any rights and remedies which the Administrative Agent and the Holders of Secured Obligations now have or may hereafter have against, any other guarantor of the Guaranteed Obligations or any third party, or against any collateral provided by such other guarantors or any third party; and each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of any other guarantor of the Guaranteed Obligations or by reason of the cessation from any cause whatsoever of the liability of any other guarantor of the Guaranteed Obligations in respect thereof;

     (iv) (A) any rights to assert against the Administrative Agent and the Holders of Secured Obligations any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against any other guarantor of the Guaranteed Obligations or any third party liable to the Administrative Agent and the Holders of Secured Obligations; (B) any defense, set-off, counterclaim or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the Guaranteed Obligations or any security therefor; (C) any defense such Guarantor has to performance hereunder, and any right such Guarantor has to be exonerated, arising by reason of: (1) the impairment or suspension of the Administrative Agent’s and the Holders of Secured Obligations’ rights or remedies against any other guarantor of the Guaranteed Obligations; (2) the alteration by the Administrative Agent and the Holders of Secured Obligations of the Guaranteed Obligations; (3) any discharge of the obligations of any other guarantor of the Guaranteed Obligations to the Administrative Agent and the Holders of Secured Obligations by operation of law as a result of the Administrative Agent’s and the Holders of Secured Obligations’ intervention or omission; or (4) the acceptance by the Administrative Agent and the Holders of Secured Obligations of anything in partial satisfaction of the Guaranteed Obligations; and (D) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder; and

     (v) any defense arising by reason of or deriving from (a) any claim or defense based upon an election of remedies by the Administrative Agent and the other Holders of Secured Obligations; or (b) any election by the Administrative Agent and the other Holders of Secured Obligations under Section 1111(b) of the Bankruptcy Code to limit the amount of, or any collateral securing, its claim against the Guarantors.

     Section 6. Subrogation; Subordination of Intercompany Indebtedness.

     (a) Subrogation. Until the prior and complete satisfaction of all Termination Conditions, each Guarantor, (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waives any right to enforce any remedy which the Holders of Secured Obligations or the Administrative Agent now have or may hereafter have against any Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations or any other Person, and each Guarantor waives any benefit of, and any right to participate in, any security or collateral that may from time to time be given to the Holders of Secured Obligations and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrowers to the Holders of Secured Obligations. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights prior to complete satisfaction of the Termination Conditions, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set-off that such Guarantor may have to prior and complete satisfaction of the Termination Conditions, and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until all Termination Conditions are satisfied in full. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Holders of Secured Obligations and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Holders of Secured Obligations and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 6(a).

     (b) Subordination of Intercompany Indebtedness. Each Guarantor agrees that all Intercompany Indebtedness held by such Guarantor shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations and the satisfaction of all other Termination Conditions; provided, that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing such Guarantor may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness from the related obligor. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any obligor on such Intercompany Indebtedness (an “Obligor”), all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Secured Parties and the Administrative Agent in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Termination Conditions have been satisfied. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Intercompany Indebtedness shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Terminations Conditions shall have first been satisfied. Should any payment, distribution, security or instrument or proceeds thereof be received by such Guarantor upon or with respect to the Intercompany Indebtedness in contravention of the Credit Agreement or after the occurrence of a Default, including, without limitation, an event described in Section 8.1(F) or (G) of the Credit Agreement, prior to the satisfaction of all of the Termination Conditions, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Secured Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Holders of Secured Obligations, in precisely the form received (except for the endorsement or assignment of such Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Guarantor as the property of the Holders of Secured Obligations. If any Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees are irrevocably authorized to make the same. Each Guarantor agrees that until the prior and complete satisfaction of all Termination Conditions, no Guarantor will assign or transfer to any Person any Intercompany Indebtedness.

     Section 7. Contribution with Respect to Guaranteed Obligations.

     (a) To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following the prior and complete satisfaction of the Termination Conditions, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

     (b) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

     (c) This Section 7 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 7 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

     (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

     (e) The rights of the indemnifying Guarantors against other Guarantors under this Section 7 shall be exercisable upon the prior and complete satisfaction of the Termination Conditions.

     Section 8. Limitation of Guaranty. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

     Section 9. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower or Subsidiary under the Credit Agreement or any other Transaction Document is stayed upon the insolvency, bankruptcy or reorganization of any Borrower at any time while this Guaranty is in effect, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement or any other Transaction Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

     Section 10. Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Article XIV of the Credit Agreement, with respect to the Administrative Agent at its notice address therein and with respect to any Guarantor at the address set forth below or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of such Article XIV.

Notice Address for Guarantors:

c/o Meritor, Inc.
2135 West Maple Road
Troy, Michigan 48084-7186
Attention: Treasurer
Telephone No.: 248 435-1444
Facsimile No.: 248 435-1189

     Section 11. No Waivers. No failure or delay by the Administrative Agent or any Holder of Secured Obligations in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement and the other Transaction Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 12. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Holders of Secured Obligations and their respective successors and permitted assigns. In the event of an assignment of any amounts payable under the Credit Agreement or the other Transaction Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness; provided, that any rights hereunder applicable to any Hedging Obligations or Treasury Obligations may be assigned only to the extent such Hedging Obligations or Treasury Obligations, as applicable, are assigned to a Lender or an Affiliate of any Lender. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns; provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Lenders, and any such assignment in violation of this Section 12 shall be null and void.

     Section 13. Changes in Writing. Other than in connection with the addition of an additional Subsidiary, which shall become a party hereto by executing a Supplement hereto in the form attached as Annex I, and subject to Section 11.15(B) of the Credit Agreement, this Guaranty and any provision hereof may be changed, waived, discharged or terminated only in a writing signed by each of the Guarantors and the Administrative Agent with the consent of the Required Lenders under the Credit Agreement (or all of the Lenders if required pursuant to the terms of Section 9.3 of the Credit Agreement).

     Section 14. GOVERNING LAW. ANY DISPUTE BETWEEN ANY GUARANTOR AND THE ADMINISTRATIVE AGENT OR ANY HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG SUCH GUARANTOR, THE ADMINISTRATIVE AGENT AND THE HOLDERS OF SECURED OBLIGATIONS IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 15. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL; IMMUNITY.

     (A) NON-EXCLUSIVE JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY HOLDER OF SECURED OBLIGATIONS TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY HOLDER OF SECURED OBLIGATIONS OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY HOLDER OF SECURED OBLIGATIONS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

     (B) SERVICE OF PROCESS. EACH GUARANTOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR ANY HOLDER OF SECURED OBLIGATIONS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH GUARANTOR ADDRESSED TO THE COMPANY AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE ADMINISTRATIVE AGENT OR ANY HOLDER OF SECURED OBLIGATIONS TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

     (C) SERVICE OF PROCESS ON FOREIGN SUBSIDIARIES. EACH GUARANTOR WHICH IS A FOREIGN SUBSIDIARY (A “FOREIGN GUARANTOR”) IRREVOCABLY DESIGNATES AND APPOINTS THE COMPANY, AS ITS AUTHORIZED AGENT, TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN CLAUSE (B) ABOVE. SAID DESIGNATION AND APPOINTMENT SHALL BE IRREVOCABLE BY EACH SUCH FOREIGN GUARANTOR UNTIL COMPLETE SATISFACTION OF THE TERMINATION CONDITIONS. EACH FOREIGN GUARANTOR HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN CLAUSE (B) ABOVE BY SERVICE OF PROCESS UPON THE COMPANY AS PROVIDED IN THIS CLAUSE (C). EACH FOREIGN GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL CLAIM OF ERROR BY REASON OF ANY SUCH SERVICE IN SUCH MANNER AND AGREES THAT SUCH SERVICE SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH FOREIGN GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING AND SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID AND PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO SUCH FOREIGN GUARANTOR. NOTHING HEREIN WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     (D) WAIVER OF JURY TRIAL. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT, FOR ITSELF AND FOR THE HOLDERS OF SECURED OBLIGATIONS, IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT, FOR ITSELF AND FOR THE HOLDERS OF SECURED OBLIGATIONS, AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY HOLDER OF SECURED OBLIGATIONS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS GUARANTY WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (E) IMMUNITY. TO THE EXTENT THAT ANY FOREIGN GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH FOREIGN GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

     Section 16. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

     Section 17. Taxes; Expenses of Enforcement, Etc.

     (A) Taxes.

          (i) All payments by any Guarantor to or for the account of the Administrative Agent or any other Holder of Secured Obligations hereunder or under any promissory note or application for a Letter of Credit shall be made free and clear of and without deduction for any and all Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Administrative Agent or any other Holder of Secured Obligations, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 17(A)) the Administrative Agent or such other Holder of Secured Obligations (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Guarantor shall make such deductions, (c) such Guarantor shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) such Guarantor shall furnish to the Administrative Agent the original or certified copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

          (ii) In addition, the Guarantors hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Guaranty (“Other Taxes”).

          (iii) The Guarantors hereby agree to indemnify the Administrative Agent and any other Holder of Secured Obligations for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 17(A)) paid by the Administrative Agent or such other Holder of Secured Obligations and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Administrative Agent or such other Holder of Secured Obligations makes demand therefor.

          (iv) By accepting the benefits hereof, each Non-U.S. Lender agrees that it will comply with Section 2.14(E) of the Credit Agreement.

     (B) Expenses of Enforcement, Etc. Subject to the terms of the Credit Agreement, the Required Lenders shall have the right at any time after the occurrence and during the continuance of a Default to direct the Administrative Agent to commence enforcement proceedings with respect to the Guaranteed Obligations. In addition to guaranteeing the Borrowers’ expense reimbursement and indemnification obligations described in Section 10.7 of the Credit Agreement (and without limiting the same), the Guarantors agree to reimburse the Administrative Agent and the Holders of Secured Obligations for any reasonable costs and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges of outside counsel and paralegals for the Administrative Agent and the Holders of Secured Obligations), paid or incurred by the Administrative Agent or any Holder of Secured Obligations in connection with the collection and enforcement of amounts due under this Guaranty.

     Section 18. Setoff. At any time after the occurrence and during the continuance of a Default, each Holder of Secured Obligations and the Administrative Agent may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations then due and payable (by acceleration or otherwise) (i) any indebtedness due or to become due from such Holder of Secured Obligations or the Administrative Agent to any Guarantor, and (ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Holder of Secured Obligations or the Administrative Agents.

     Section 19. Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrowers, the other Guarantors and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Holders of Secured Obligations or the Administrative Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Holder of Secured Obligations or the Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Holder of Secured Obligations or the Administrative Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder of Secured Obligations or the Administrative Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential, (iii) to make any other or future disclosures of such information or any other information to such Guarantor or (iv) to provide any such information to any other Guarantor.

     Section 20. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     Section 21. Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Holder of Secured Obligations or the Administrative Agent.

     Section 22. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

     Section 23. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Guarantor hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of each Guarantor in respect of any sum due hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by any Holder of Secured Obligations (including the Administrative Agent), as the case may be, of any sum adjudged to be so due in such other currency such Holder of Secured Obligations (including the Administrative Agent), as the case may be, may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Holder of Secured Obligations (including the Administrative Agent), as the case may be, in the specified currency, each Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder of Secured Obligations (including the Administrative Agent), as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Holder of Secured Obligations (including the Administrative Agent), as the case may be, in the specified currency and (b) amounts shared with other Holders of Secured Obligations as a result of allocations of such excess as a disproportionate payment to such other Holder of Secured Obligations under Article XII of the Credit Agreement, such Holder of Secured Obligations (including the Administrative Agent), as the case may be, agrees, by accepting the benefits hereof, to remit such excess to such Guarantor.

     Section 24. Swedish Guarantors.

     (A) Swedish Companies Act. In respect of any Guarantors organized under the laws of Sweden (the “Swedish Guarantors”), the obligations of such Guarantors under this Guaranty shall be limited if (and only if) required by an application of the provisions of the Swedish Companies Act (Sw: aktiebolagslagen) (2005:551) in force from time to time regulating the purpose of a company’s business, prohibited loans and guarantees and distribution of assets (including profits/dividends) (assuming that all steps open to such Guarantors and all its shareholders to authorise its obligations under this Guaranty have been taken) and it is understood that the liability of such Guarantors under this Guaranty only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act.

     (B) Limitations. In respect of any Swedish Guarantor, this Guaranty shall not apply to Obligations of ArvinMeritor Holdings Mexico, LLC.

     Section 25. Luxembourg Guarantors.

     (A) Notwithstanding any other provisions of this Guaranty, any other guaranty entered into in connection with the Credit Agreement or as a result of the Credit Agreement or any other Loan Document, in relation to each Guarantor organized under the laws of Luxembourg (the “Luxembourg Guarantor”) the maximum amount payable by that Luxembourg Guarantor under this Guaranty, any other guaranty entered into in connection with the Credit Agreement or as a result of the Credit Agreement shall at no time exceed the Maximum Amount (as defined below) of that Luxembourg Guarantor.

     (B) The "Maximum Amount" of any Luxembourg Guarantor means the aggregate of:

     (i) the outstanding intercompany loans (including without limitation by way of promissory notes) made directly or indirectly to that Luxembourg Guarantor which have been funded with moneys received by the Borrowers under the Credit Agreement; and

     (ii) an amount equal to 85% of the greater of (A) that Luxembourg Guarantor's Fair Value (as defined below) on the date on which a demand is first made on that Luxembourg Guarantor under this Guaranty after the deduction of any amount payable or paid in accordance with paragraph (i) above and (B) that Luxembourg Guarantor's Fair Value (as defined below) at the date of this Agreement after the deduction of the amount payable or paid in accordance with paragraph (i) above.

A Luxembourg Guarantor's "Fair Value" means the market value of the assets of that Luxembourg Guarantor as reasonably determined by the Administrative Agent as at a specific date less all existing liabilities (including tax liabilities) incurred from time to time by that Luxembourg Guarantor and as reflected from time to time in the books of that Luxembourg Guarantor.

     (C) The obligations and liabilities of any Luxembourg Guarantor under this Guaranty shall not include any obligation which, if incurred, would constitute either (a) a misuse of corporate assets as defined under Article 171-1 of the Luxembourg Company Act of August 10, 1915, as amended from time to time, (the "Luxembourg Company Act") or (b) financial assistance.

     (D) No Luxembourg Guarantor shall at any time have any liability under this Guaranty to the extent that, if it were so liable, it would contravene any mandatory provision of Luxembourg law.

     Section 26. English Guarantors. Without limitation of any other provision set forth herein, in the case of any Guarantor organized under the laws of England and Wales, such Guarantor irrevocably and unconditional agrees with each Holder of Secured Obligations that if any Guaranteed Obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Holder of Secured Obligations immediately on demand against any cost, loss or liability it incurs as a result of a Borrower or any Subsidiary thereof not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Loan Document, Hedging Arrangement or Treasury Agreement on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under Section 2 if the amount claimed had been recoverable on the basis of a guarantee.

     Section 27. Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Guaranty by signing any such counterpart.

     Section 28. Amendment and Restatement; No Novation of Existing Guaranty. This Guaranty amends and restates in its entirety the Existing Guaranty and this Guaranty is in no way intended to constitute a novation of any obligations owed by the Guarantors to the Administrative Agent under the Existing Guaranty, all of which are hereby reaffirmed, ratified and confirmed.

     Section 29. General Reaffirmation of Loan Documents. Each of the undersigned, by its signature below, hereby (a) acknowledges and consents to the execution and delivery of the Credit Agreement by the parties thereto and the execution and delivery of each of the instruments, documents and agreements required in connection therewith, (b) agrees that the Credit Agreement and the transactions contemplated thereby shall not limit or diminish the obligations of such Person arising under or pursuant to the Collateral Documents and the other Loan Documents to which it is a party, (c) reaffirms all of its obligations under the Loan Documents to which it is a party, (d) reaffirms all Liens on any collateral (including the Collateral) which have been granted by it in favor of the Administrative Agent pursuant to any of the Loan Documents (and any filings made in connection therewith), and (e) acknowledges and agrees that each Loan Document executed by it remains in full force and effect and is hereby reaffirmed, ratified and confirmed.

The remainder of this page is intentionally blank.

          IN WITNESS WHEREOF, the Initial Guarantors have caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

ARVIN INNOVATION HOLDINGS, INC.
ARVIN INNOVATION MANAGEMENT, INC.
ARVIN INNOVATION MEXICO HOLDINGS II, LLC
ARVIN INTERNATIONAL HOLDINGS, LLC
ARVIN REPLACEMENT PRODUCTS FINANCE LLC
ARVIN TECHNOLOGIES, INC.
ARVINMERITOR ASSEMBLY, LLC
ARVINMERITOR BRAKE HOLDINGS, LLC
ARVINMERITOR FILTERS HOLDING CO., LLC
ARVINMERITOR FILTERS OPERATING CO., LLC
ARVINMERITOR HOLDINGS MEXICO, LLC
ARVINMERITOR HOLDINGS, LLC
ARVINMERITOR INVESTMENTS, LLC
ARVINMERITOR OE, LLC
ARVINMERITOR TECHNOLOGY, LLC
ARVINMERITOR, INC.
ARVINYL WEST, INC.
AVM, INC.
EUCLID INDUSTRIES, LLC
GABRIEL EUROPE, INC.
MAREMONT CORPORATION
MAREMONT EXHAUST PRODUCTS, INC.
MERITOR AFTERMARKET USA, LLC
MERITOR HEAVY VEHICLE BRAKING SYSTEMS (U.S.A.), LLC
MERITOR HEAVY VEHICLE SYSTEMS (SINGAPORE) PTE., LTD.
MERITOR HEAVY VEHICLE SYSTEMS (VENEZUELA), INC.
MERITOR HEAVY VEHICLE SYSTEMS, LLC
MERITOR, INC. a Nevada Corporation
MERITOR MANAGEMENT, INC.
MERITOR TECHNOLOGY, LLC
MERITOR TRANSMISSION CORPORATION
ROOF SYSTEMS USA, INC.

By: /s/ Carl D. Anderson, II
Name: Carl D. Anderson, II
Title: Treasurer

Signature Page to
Amended and Restated Subsidiary Guaranty

ARVIN EUROPEAN HOLDINGS (UK) LIMITED

By: /s/ John A. Crable
Name: John A. Crable
Title: Director

ARVIN HOLDINGS NETHERLANDS B.V.

By: /s/ John A. Crable
Name: John A. Crable
Title: Managing Director

MERITOR NETHERLANDS B.V.

By: /s/ John A. Crable
Name: John A. Crable
Title: Managing Director

ARVINMERITOR LIMITED

By: /s/ Kevin Nowlan
Name: Kevin Nowlan
Title: Director

ARVINMERITOR SWEDEN AB

By: /s/ Kevin Nowlan
Name: Kevin Nowlan
Title: Director

MERITOR HOLDINGS NETHERLANDS B.V.

By: /s/ John A. Crable
Name: John A. Crable
Title: Managing Director

Signature Page to
Amended and Restated Subsidiary Guaranty

MERITOR LUXEMBOURG S.A.R.L.

By: /s/ Carl D. Anderson, II
Name: Carl D. Anderson, II
Title: Attorney-in-Fact

Signature Page to
Amended and Restated Subsidiary Guaranty

IN WITNESS whereof the Initial Guarantor has executed this Guaranty as a deed the day and year first above written.

EXECUTED AS A DEED ARVIN CAYMAN ISLANDS, LTD.	by	)	/s/ Carl D. Anderson, II
		)	Duly Authorised Signatory
)
		)	Name:	Carl D. Anderson, II
)
		)	Title:	Treasurer
)

in the presence of:

/s/ Mary Lou Patterson
Signature of Witness

Name:	Mary Lou Patterson

Address:	2135 W. Maple Rd. Troy, MI
48084

Occupation:	Legal Assistant

(Note: These details are to be completed in the witness's own hand writing.)

Signature Page to
Amended and Restated Subsidiary Guaranty

IN WITNESS whereof the Initial Guarantor has executed this Guaranty as a deed the day and year first above written.

EXECUTED AS A DEED MERITOR CAYMAN ISLANDS, LTD.	by	)	/s/ Carl D. Anderson, II
		)	Duly Authorised Signatory
)
		)	Name:	Carl D. Anderson, II
)
		)	Title:	Treasurer
)

in the presence of:

/s/ Mary Lou Patterson
Signature of Witness

Name:	Mary Lou Patterson

Address:	2135 W. Maple Rd. Troy, MI
48084

Occupation:	Legal Assistant

(Note: These details are to be completed in the witness's own hand writing.)

Signature Page to
Amended and Restated Subsidiary Guaranty

Acknowledged and Agreed to as of the date first written above:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By: /s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

Signature Page to
Amended and Restated Subsidiary Guaranty

ANNEX I TO GUARANTY

     Reference is hereby made to the Amended and Restated Subsidiary Guaranty (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), dated as of April 23, 2012, made by certain Subsidiaries of Meritor, Inc., an Indiana corporation (formerly known as ArvinMeritor, Inc.) (each an “Initial Guarantor”, and together with any additional Subsidiaries which become parties to this Guaranty by executing a Supplement hereto in the form attached hereto as Annex I, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A., as the Administrative Agent for the benefit of itself, the Lenders and the other Holders of Secured Obligations (in each case, under the Credit Agreement). Each capitalized term used herein and not defined herein shall have the meaning given to it in the Guaranty.

     By its execution below, the undersigned, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company], agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 1 of the Guaranty are true and correct in all respects as of the date hereof.

     IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Guaranty as of this __________ day of _________, ____.

[NAME OF NEW GUARANTOR]

By:
Name:
Title: